Exhibit 99.1
                                 [COMPANY LOGO]

FOR IMMEDIATE RELEASE

CONTACT: JOSEPH T. SCHEPERS
         VICE PRESIDENT, CORPORATE COMMUNICATIONS
         (770) 419-3355


            CRYOLIFE(R) REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

         BIOGLUE(R) REVENUES ON TRACK TO REACH $26-27 MILLION FOR 2003
                    Files Application for AATB Accreditation
   Submits 510k to the FDA for Decellurized, SynerGraft Processed Heart Valves Restates 2nd Quarter 2003 Results to Reflect Additional $2.4 Million Tax Refund

ATLANTA...(November 4, 2003)...CryoLife, Inc. (NYSE: CRY), a human tissue processing and bio-surgical device company today reported financial results for the third quarter 2003.

     Revenues for the third quarter 2003 were $15.1 million compared to $16.9 million in the third quarter of 2002. Net loss in the third quarter of 2003 was $4.7 million compared to $19.6 million in the third quarter of 2002. On a fully diluted basis, net loss per common share for the third quarter was $0.24 compared to a net loss of $1.01 per share for the same period in 2002.

     Revenues for the first nine months of 2003 were $46.7 million compared to $65.6 million in the first nine months of 2002. The net loss for the first nine months of 2003 was $25.1 million compared to a net loss of $22.1 million in the same period last year. On a fully diluted basis, the net loss per common share was $1.27 compared to a $1.14 net loss in the first nine months of 2002.


                                    - More -

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     Separately,  the Company is reporting a restatement of previously  reported financial results for the second quarter 2003, reflecting an additional $2.4 million of anticipated income tax refunds resulting from tax loss carrybacks. Accordingly, restated results of operations reflect a $2.4 million decrease in income tax expense for the three and six months ended June 30, 2003. Basic and diluted net loss per share for the three and six months, as restated, is $1.01 and $1.04, respectively, reflecting a favorable impact of $0.13 per share. A summary of the previously reported and restated amounts is attached. The Company expects to receive the tax refund in the first half of 2004.

     In the third quarter of 2003, worldwide BioGlue sales increased 29% to $6.7 million compared to $5.2 million in the third quarter of 2002. BioGlue revenues increased 31% for the first nine months of 2003 to $20.0 million from $15.3 million in the same period last year. BioGlue is on track to reach $26-27 million in sales for the full-year 2003.

     BioGlue is now approved in 48 countries and achieved 48% growth internationally to $1.7 million in the third quarter of 2003 compared to $1.1 million in the same period last year. "International BioGlue sales growth was driven by the success of the UK direct sales team, strong distribution support throughout Europe, increased usage of BioGlue in the core applications of cardiac and large vessel vascular surgery, and expanded usage in neuro, pulmonary and general surgery," stated Steven G. Anderson, CryoLife President and CEO.

     Tissue processing revenues were $8.1 million1 in the third quarter of 2003 compared to $11.3 million in the third quarter of 2002. Cardiac tissue processing revenues were $4.5 million in the third quarter of 2003 compared to $5.5 million in the third quarter of 2002. Vascular tissue processing revenues were $3.1 million in the third quarter 2003 compared to $3.3 million in the third quarter of 2002. The Company is processing boned and non-boned orthopaedic tissue and distributing non-boned orthopaedic tissue. Tissue revenues were affected in the third quarter 2003 by limited availability of processed tissue, the discontinuance of the processing and distribution of decellurized, SynerGraft ("SG") processed tissues, and discontinued labeling of its vascular tissue for use as arteriovenous access grafts.


--------
1 For the three months ended Sept. 30, 2003, vascular revenues as reported include a $41,000 favorable adjustment, orthopaedic revenues as reported include a favorable adjustment of $18,000 and cardiac revenues as reported include a $7,000 unfavorable adjustment. These adjustments were due to a difference in actual tissue returns compared to earlier estimates.


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

     Procurement  of  cardiac  and  vascular   tissue   continues  to  increase.
Procurement of vascular tissues increased 12% and cardiac tissues increased 4% in the third quarter of 2003 compared to the second quarter of 2003.

     CryoLife filed its application for accreditation with the American Association of Tissue Banks (AATB) on October 13, 2003. The AATB is a scientific, not-for-profit, peer group organization founded in 1976. Its mission is to facilitate the provision of high quality transplantable human tissue in quantities sufficient to meet national needs.

     On November 3, 2003 CryoLife submitted a 510k premarket notification to the FDA for decellurized, SG processed heart valves. The Company is currently processing vascular and cardio vascular tissues without the decellurized, SG process.

     Regarding insurance coverage, CryoLife recently announced that the Company and an insurer have mutually agreed to resolve their coverage dispute on a $10 million products liability policy previously issued to CryoLife, representing the last layer of insurance in place for the 2002-2003 insurance policy year. The full amount of this policy will be placed in escrow for CryoLife to use, together with other funds provided by the Company and another insurer, for the purpose of defending and resolving certain products liability litigation. Since August 5, 2003, the Company has resolved, or reached agreements in principle to resolve, 15 product liability matters.

     Full year 2003 total revenues for the Company are projected to be approximately $60 million. CryoLife made a payment of $4.5 million paying off the balance of a term loan in August 2003. As of September 30, 2003 the Company had approximately $8.2 million in cash and cash equivalents, and approximately $9.7 million in marketable securities, for a total of $17.9 million. The Company expects to receive a tax refund of approximately $2.4 million in the first half of 2004 related to tax losses incurred in 2003.

     Founded in 1984, CryoLife, Inc. is a leader in the processing and distribution of implantable living human tissues for use in cardiovascular and vascular surgeries throughout the United States and Canada. The Company's BioGlue(R) Surgical Adhesive is FDA approved as an adjunct to sutures and staples for use in adult patients in open surgical repair of large vessels and is CE marked in the European Community and approved in Canada for use in soft tissue repair and approved in Australia for use in vascular and pulmonary sealing and repair. The Company also manufactures the SynerGraft(R) Vascular Graft, which is CE marked for distribution within the European Community.

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

     Statements made in this press release that look forward in time or that express management's beliefs, expectations or hopes are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These future events may not occur as and when expected, if at all, and, together with the Company's business, are subject to various risks and uncertainties. These risks and uncertainties include that revenues may not meet expectations, that demand for CryoLife preserved tissues may not return to prior levels, the possibility that the FDA could impose additional restrictions on the Company's distribution of tissues, require a recall, or prevent the Company from distributing tissues, as could occur if the Company is unable to satisfactorily address the concerns raised in the FDA's most recent Form 483s, that the Company's 510k application for SG processed heart valves may require significant time and expense and may not be cleared on a timely basis or at all, that FDA regulation of the Company's CryoValve SG and CryoVein SG may require significant time and expense, that the Company may not have sufficient borrowing or other capital availability to fund its business, that present and future litigation may be resolved only by substantial payments by the Company in excess of available insurance coverage and amounts to be set aside for products liability cases by CryoLife since the outcomes of products liability securities class action, and derivative cases are inherently uncertain, that pending litigation cannot be settled on terms acceptable to the Company, that the Company may not have sufficient resources to pay punitive damages which are not covered by insurance or liabilities in excess of available insurance, that the company may not receive all or a portion of the expected tax refunds, the possibility of severe decreases in the Company's revenues and working capital, that to the extent the Company does not have sufficient resources to pay the existing and future claims against it, it may be forced to cease operations or to obtain protection under applicable bankruptcy or insolvency laws, changes in laws and governmental regulations applicable to CryoLife and other risk factors detailed in CryoLife's Securities and Exchange Commission filings, including CryoLife's Form 10-K filing for the year ended December 31, 2002, and the Company's other SEC filings. The Company does not undertake to update its forward-looking statements.


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


                                                            CRYOLIFE, INC.
                                                    Unaudited Financial Highlights
                                                   (In thousands, except share data)

                                                            Three Months Ended               Nine Months Ended
                                                               September 30,                   September 30,
                                                           2003           2002              2003           2002

Revenues:
   Human tissue preservation services                  $     8,097     $    11,300      $    25,842     $    49,074
   Products                                                  6,831           5,354           20,362          15,892
   Distribution and grant                                      169             235              526             658
                                                       -----------     -----------      -----------     -----------
       Total revenues                                       15,097          16,889           46,730          65,624

Costs and expenses:
   Human tissue preservation services                        7,481          27,978           15,084          53,244
   Products                                                  1,782           4,739            5,429           8,817
   General, administrative, and marketing                   10,575          11,193           45,706          32,118
   Research and development                                    823           1,347            2,828           3,696
   Goodwill impairment                                          --           1,399               --           1,399
   Interest expense                                             87             155              366             543
   Interest income                                            (101)           (188)            (348)           (725)
   Other (income) expense, net                                 (94)             35               46             (37)
                                                       ------------    -----------      -----------     ------------
       Total costs and expenses                             20,553          46,658           69,111          99,055

   Loss before income taxes                                 (5,456)        (29,769)         (22,381)        (33,431)
   Income tax (benefit) expense                               (761)        (10,123)           2,669         (11,367)
                                                       ------------    ------------     -----------     ------------
Net loss                                               $    (4,695)    $   (19,646)     $   (25,050)    $   (22,064)
                                                       ============    ============     ============    ============

Net loss per share:
   Basic                                               $    (0.24)     $    (1.01)      $    (1.27)     $    (1.14)
                                                       ===========     ===========      ===========     ===========
   Diluted                                             $    (0.24)     $    (1.01)      $    (1.27)     $    (1.14)
                                                       ===========     ===========      ===========     ===========

Weighted average shares outstanding:
   Basic                                                    19,701          19,526           19,669          19,388
                                                       ===========     ===========      ===========     ===========
   Diluted                                                  19,701          19,526           19,669          19,388
                                                       ===========     ===========      ===========     ===========

Revenues from:
   Cardiovascular                                      $     4,547     $     5,487      $    14,308     $    20,131
   Vascular                                                  3,083           3,260           10,637          14,918
   Orthopaedic                                                 467           2,553              897          14,025
                                                       -----------     -----------      -----------     -----------
       Total cryopreservation                                8,097          11,300           25,842          49,074
                                                       -----------     -----------      -----------     -----------

   BioGlue                                                   6,694           5,183           20,027          15,308
   Implantable medical devices                                 137             171              335             584
   Distribution and grant                                      169             235              526             658
                                                       -----------     -----------      -----------     -----------
       Total revenues                                  $    15,097     $    16,889      $    46,730     $    65,624
                                                       ===========     ===========      ===========     ===========-

International revenues                                 $     1,951     $     1,565      $     5,508     $    5,155
Domestic revenues                                           13,146          15,324           41,222          60,469
                                                       -----------     -----------      -----------     -----------
       Total revenues                                  $    15,097     $    16,889      $    46,730     $    65,624
                                                       ===========     ===========      ===========     ===========

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


                                                            CRYOLIFE, INC.
                                                         Financial Highlights
                                                            (In thousands)

                                                                        Unaudited          Audited
                                                                       September 30,    December 31,
                                                                          2003              2002
                                                                   ------------------   -----------

Cash and cash equivalents                                              $     17,882     $    24,860
    and marketable securities, at market
Trade receivables, net                                                        7,336           6,930
Other receivables, net                                                        3,360          11,824
Deferred preservation costs, net                                              9,666           4,332
Inventories                                                                   4,935           4,585
Total assets                                                                 86,523         106,414
Shareholders' equity                                                         55,319          79,800

                                                            CRYOLIFE, INC.
                                                    Unaudited Financial Highlights
                                                   (In thousands, except share data)

                                                                 Restated                  Originally Reported
                                                     Three and Six Months Ended     Three and Six Months Ended
                                                     --------------------------     ------------------------------
                                                         June 30,       June 30,          June 30,       June 30,
                                                           2003           2003              2003           2003
                                                       -----------     -----------      -----------     -----------

Revenues:
   Human tissue preservation services                  $     8,615     $    17,745      $     8,615     $    17,745
   Products                                                  6,932          13,531            6,932          13,531
   Distribution and grant                                      166             357              166             357
                                                       -----------     -----------      -----------     -----------
       Total revenues                                       15,713          31,633           15,713          31,633

Costs and expenses:
   Human tissue preservation services                        5,160           7,603            5,160           7,603
   Products                                                  2,006           3,647            2,006           3,647
   General, administrative, and marketing                   23,539          35,131           23,539          35,131
   Research and development                                  1,088           2,005            1,088           2,005
   Interest expense                                            147             279              147             279
   Interest income                                            (116)           (247)            (116)           (247)
   Other expense, net                                          166             140              166             140
                                                       -----------     -----------      -----------     -----------
       Total costs and expenses                             31,990          48,558           31,990          48,558

   Loss before income taxes                                (16,277)        (16,925)         (16,277)        (16,925)
   Income tax expense                                        3,644           3,430            6,069           5,855
                                                       -----------     -----------      -----------     -----------
Net loss                                               $   (19,921)    $   (20,355)     $   (22,346)    $   (22,780)
                                                       ============    ============     ============    ============

Net loss per share:
   Basic                                               $    (1.01)     $    (1.04)      $    (1.14)     $    (1.16)
                                                       ===========     ===========      ===========     ===========
   Diluted                                             $    (1.01)     $    (1.04)      $    (1.14)     $    (1.16)
                                                       ===========     ===========      ===========     ===========

Weighted average shares outstanding:
   Basic                                                    19,675          19,654           19,675          19,654
                                                       ===========     ===========      ===========     ===========
   Diluted                                                  19,675          19,654           19,675          19,654
                                                       ===========     ===========      ===========     ===========

Revenues from:
   Cardiovascular                                      $     5,036     $     9,761      $     5,036     $     9,761
   Vascular                                                  3,299           7,554            3,299           7,554
   Orthopaedic                                                 280             430              280             430
                                                       -----------     -----------      -----------     -----------
       Total cryopreservation                                8,615          17,745            8,615          17,745
                                                       -----------     -----------      -----------     -----------

   BioGlue                                                   6,839          13,333            6,839          13,333
   Implantable medical devices                                  93             198               93             198
   Distribution and grant                                      166             357              166             357
                                                       -----------     -----------      -----------     -----------
       Total revenues                                  $    15,713     $    31,633      $    15,713     $    31,633
                                                       ===========     ===========      ===========     ===========-

International revenues                                 $     1,847     $     3,557      $     1,847     $    3,557
Domestic revenues                                           13,866          28,076           13,866          28,076
                                                       -----------     -----------      -----------     -----------
       Total revenues                                  $    15,713     $    31,633      $    15,713     $    31,633
                                                       ===========     ===========      ===========     ===========


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


                                                            CRYOLIFE, INC.
                                                         Financial Highlights
                                                            (In thousands)

                                                                          Unaudited           Unaudited
                                                                        June 30, 2003       June 30, 2003
                                                                          Restated       Originally Reported
                                                                       ---------------   -------------------
Cash and cash equivalents                                              $       25,908     $          25,908
    and marketable securities, at market
Trade receivables, net                                                          8,260                 8,260
Other receivables, net                                                          1,196                   616
Deferred preservation costs, net                                                9,559                 9,559
Inventories                                                                     4,535                 4,535
Total assets                                                                   96,861                95,006
Shareholders' equity                                                           59,875                57,450



    For additional information about the company, visit CryoLife's Web site:
                             http://www.cryolife.com

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